Exhibit 23.2




                    Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the U.S. Industries, Inc. Amended U.S. Industries, Inc. Stock Option Plan, U.S. Industries, Inc. Restricted Stock Plan, and U.S. Industries, Inc. 1996 Employee Stock Plan, of our report dated May 19, 1997, with respect to the consolidated financial statements and schedule of Zurn Industries, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                   Ernst & Young LLP /s/


Dallas, Texas
June 9, 1998